Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

1LIFE HEALTHCARE, INC.

Adopted on February 22, 2023

CONTENTS

SECTION 1 OFFICES		1

SECTION 2 STOCKHOLDERS		1

2.1	Annual Meeting	1

2.2	Special Meetings	1

2.3	Place of Meeting	1

2.4	Notice of Meeting	1

2.5	Manner of Giving Notice; Affidavit of Notice	2

2.6	Waiver of Notice	2

2.7	Fixing of Record Date for Determining Stockholders	3

2.8	Voting List	4

2.9	Quorum	4

2.10	Manner of Acting	4

2.11	Proxies	4

2.12	Voting of Shares	5

2.13	Voting for Directors	5

2.14	Action by Stockholders Without a Meeting	5

SECTION 3 BOARD OF DIRECTORS		6

3.1	General Powers	6

3.2	Number and Tenure	6

3.3	Regular Meetings	6

3.4	Special Meetings	6

3.5	Meetings by Telephone	7

3.6	Notice of Special Meetings	7

3.7	Waiver of Notice	7

3.8	Quorum	8

3.9	Manner of Acting	8

3.10	Presumption of Assent	8

3.11	Action by Board or Committees Without a Meeting	8

3.12	Resignation	8

3.13	Removal	9

3.14	Vacancies	9

3.15	Committees	9

CONTENTS

(continued)

3.16	Compensation	10

SECTION 4 OFFICERS		10

4.1	Number	10

4.2	Term of Office	11

4.3	Resignation	11

4.4	Removal	11

4.5	Vacancies	11

4.6	Chairman of the Board	11

4.7	President	11

4.8	Vice President	12

4.9	Secretary	12

4.10	Treasurer	12

4.11	Salaries and Other Compensation	12

SECTION 5 CONTRACTS, LOANS, CHECKS, AND DEPOSITS		13

5.1	Contracts	13

5.2	Checks, Drafts, Etc.	13

5.3	Deposits	13

SECTION 6 CERTIFICATES FOR SHARES AND THEIR TRANSFER		13

6.1	Issuance of Shares	13

6.2	Certificates for Shares	13

6.3	Stock Records	14

6.4	Restriction on Transfer	14

6.5	Transfer of Shares	14

6.6	Lost or Destroyed Certificates	14

6.7	Shares of Another Corporation	15

6.8	Registered Stockholders	15

SECTION 7 BOOKS AND RECORDS		15

SECTION 8 ACCOUNTING YEAR		15

SECTION 9 SEAL		15

SECTION 10 INDEMNIFICATION		16

10.1	Right to Indemnification	16

10.2	Right of Indemnitee to Bring Suit	17

iii

CONTENTS

(continued)

10.3	Nonexclusivity of Rights	17

10.4	Insurance, Contracts, and Funding	17

10.5	Indemnification of Employees and Agents of the Corporation	17

10.6	Persons Serving Other Entities	18

10.7	Survival of Rights	18

10.8	Savings Clause	18

10.9	Certain Definitions	18

SECTION 11 CONSTRUCTION; DEFINITIONS		19

SECTION 12 AMENDMENTS OR REPEAL		19

iv

AMENDED AND RESTATED

BYLAWS

OF

1LIFE HEALTHCARE, INC.

SECTION 1 OFFICES

The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the State of Delaware, as the corporation may designate or as the business of the corporation may require from time to time.

SECTION 2 STOCKHOLDERS

2.1	Annual Meeting

The annual meeting of the stockholders shall be held each year within the fiscal year following the fiscal year end of the corporation, at a date, time, and location determined by resolution of the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting.

2.2	Special Meetings

The Chairman of the Board, the President, the Secretary, or, by applicable resolution, the Board may call special meetings of the stockholders for any purpose. Holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose by giving notice to the corporation as specified in the subsections below.

2.3	Place of Meeting

All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder, or in a waiver of notice signed by all the stockholders entitled to notice of the meeting. The Board may, in its sole discretion, determine that any meeting shall not be held at any place, but instead will be held solely by means of remote communication as authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”).

2.4	Notice of Meeting

Notice of the place, if any, date, and time of all meetings of the stockholders and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the corporation). When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.5	Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears in the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice to stockholders under the DGCL, the Certificate of Incorporation, these Bylaws, or otherwise may be given by email or any other form of electronic transmission that satisfies the requirements of the DGCL.

An affidavit of the Secretary, an Assistant Secretary, the transfer agent, or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Waiver of Notice

2.6.1	Waiver in Writing or by Electronic Transmission

Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation, or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6.2	Waiver by Attendance

The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon arrival, to the transaction of any business because the meeting is not lawfully called or convened.

A shareholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

2.7	Fixing of Record Date for Determining Stockholders

2.7.1	Meetings

For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7.2	Consent to Corporate Action Without a Meeting

For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.7.3	Dividends, Distributions, and Other Rights

For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed by the Board, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8	Voting List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his, her, or its name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting date in the manner provided by law. The stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.9	Quorum

A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a quorum is represented at a meeting, the chairman of the meeting, or a majority of the shares so represented, may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10	Manner of Acting

In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or these Bylaws. Where a separate vote by a class or classes or series is required, if a quorum of such class or classes or series is present, the affirmative vote of the majority of outstanding shares of such class or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or classes or series. Directors shall be elected by a plurality of the votes of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

2.11	Proxies

2.11.1	Appointment

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder’s authorized officer, director, employee, or agent executing a writing or causing his or her signature to be affixed to a writing by any reasonable means, including facsimile signature or (b) electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission; provided that any such electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11.2	Delivery to Corporation; Duration

A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12	Voting of Shares

Except as otherwise required by the Certificate of Incorporation, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.13	Voting for Directors

Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

2.14	Action by Stockholders Without a Meeting

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date on which the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in the first paragraph of this subsection. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of this subsection to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 3 BOARD OF DIRECTORS

3.1	General Powers

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to actions required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	Number and Tenure

The number of directors who shall constitute the whole Board shall be such number as the Board or the stockholders shall from time to time have designated and in the absence of any such designation, such number shall be one. At each annual meeting of stockholders, the stockholders shall elect Directors. Each Director shall hold office until the next succeeding annual meeting and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Whenever the authorized number of directorships is increased between annual meetings of the stockholders, a majority of the Directors then in office or the sole Director shall have the power to elect such new Directors for the balance of a term and until their successors are elected and qualified. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be stockholders of the corporation or residents of the State of Delaware.

3.3	Regular Meetings

Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. A notice of each regular meeting shall not be required.

3.4	Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary, or, in the case of special Board meetings, any one Director or, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

3.5	Meetings by Telephone

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day, and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1	Personal Delivery

If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least 24 hours before the meeting.

3.6.2	Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.6.3	Delivery by Private Carrier

If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least two days before the meeting.

3.6.4	Facsimile, Electronic, or Oral Notice

If notice is delivered by wire or wireless equipment such as facsimile, email, or other electronic means, or if delivered orally, whether by phone or in person, the notice shall be deemed effective when dispatched or personally given, as applicable, at least 24 hours before the meeting to a Director at his or her contact number(s) or electronic address(es) appearing on the records of the corporation.

3.7	Waiver of Notice

3.7.1	Waiver in Writing or by Electronic Transmission

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation, or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.7.2	Waiver by Attendance

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon arrival, to the transaction of any business because the meeting is not lawfully called or convened.

3.8	Quorum

One third of the total number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting. If a quorum shall fail to attend any meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9	Manner of Acting

The act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by law or these Bylaws.

3.10	Presumption of Assent

A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof. A Director who voted in favor of such action may not dissent.

3.11	Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

3.12	Resignation

Any Director may resign at any time by delivering written notice or notice by electronic transmission to the Chairman of the Board, the President, the Secretary, or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Upon the termination of any Director’s employment with the corporation, its subsidiaries, the corporation’s parent(s), or any such parent(s’) affiliated companies, such Director shall be deemed to have resigned from the Board, effective the date of such termination.

3.13	Removal

At a meeting of stockholders called expressly for that purpose, or without a meeting pursuant to subsection 2.14 of these Bylaws, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of not less than a majority of the shares then entitled to vote on the election of Directors.

3.14	Vacancies

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

3.15	Committees

3.15.1	Creation and Authority of Committees

The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, designate standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations, preferences, or rights of such shares to the extent permitted under Section 141 of the DGCL), (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, (c) recommending to the stockholders the sale, lease, or exchange or other disposition of all or substantially all the property and assets of the corporation, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (e) amending these Bylaws, or (f) actions not allowed to be taken by a committee of the Board by the DGCL; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or a resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.15.2	Minutes of Meetings

All committees so designated shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.3	Quorum and Manner of Acting

One third of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee, but, if less than a quorum is present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.15.4	Resignation

Any member of any committee may resign at any time by delivering written notice or notice by electronic transmission to the Chairman of the Board, the President, the Secretary, the Board, or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15.5	Removal

The Board may remove, with or without cause, from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

3.16	Compensation

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing or other compensation or benefits. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4 OFFICERS

4.1	Number

The corporation shall have a President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the Board, and may have one or more Vice Presidents as well as such other officers and assistant officers, including a Chairman of the Board, as may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority, and perform such duties as provided in or pursuant to these Bylaws or as may be prescribed by the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint Vice Presidents and any other officers or assistant officers or agents and to determine their respective terms of office, authority, and duties. Any two or more offices may be held by the same person.

4.2	Term of Office

The officers of the corporation shall hold office for such term as may be prescribed by the Board or until such officer’s successor is elected and qualified or such officer’s earlier resignation or removal, or, if earlier, the termination of such officer’s employment with the corporation, its subsidiaries, the corporation’s parent(s), or any such parent(s’) affiliated companies.

4.3	Resignation

Any officer may resign at any time by delivering written notice or notice by electronic transmission to the Chairman of the Board, the President, the Secretary, or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the contract rights, if any, of the corporation under any contract to which the officer is a party.

4.4	Removal

Any officer or agent elected or appointed by the Board may be removed, with or without cause, by the Board, and any officer appointed by an officer upon whom the power of appointment has been conferred by the Board may be removed, with or without cause, by any such officer or by the Board, in each case whenever in the judgment of the Board or such officer, as the case may be, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the corporation under any contract to which the officer or agent is a party.

4.5	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6	Chairman of the Board

If elected by the Board, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting, and shall have the nonexclusive power to sign certificates for shares of the corporation.

4.7	President

The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board, unless another officer has been appointed by the Board as chairman of any such meeting, and, subject to the Board’s control, shall supervise and control all the assets, business, and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President to manage the business and affairs of the corporation and shall perform such additional duties as are prescribed by the Board from time to time.

4.8	Vice President

In the event of the death of the President or his or her absence or inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall have the powers and perform such duties as may be assigned to them or requested by the President or the Board from time to time.

4.9	Secretary

The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, and authentication of the corporation’s records; shall have the power to sign certificates for shares of the corporation; and shall in general perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her or requested by the President or the Board from time to time. In the absence of or as requested by the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10	Treasurer

If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him or her or requested by the President or the Board from time to time. In the absence of or as requested by the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11	Salaries and Other Compensation

The salaries and other compensation and benefits of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary and other compensation and benefits by reason of the fact that he or she is also a Director of the corporation.

SECTION 5 CONTRACTS, LOANS, CHECKS, AND DEPOSITS

5.1	Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2	Checks, Drafts, Etc.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as the Board may from time to time determine by resolution. The Board may delegate to an officer the authority to make such determinations and authorizations.

5.3	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may from time to time determine by resolution. The Board may delegate to an officer the authority to make such determinations and authorizations.

SECTION 6 CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board pursuant to the Certificate of Incorporation, these Bylaws, and the DGCL.

6.2	Certificates for Shares

Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of, the corporation by the Chairman of the Board, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, certifying the number of shares owned by such holder. Any or all of the signatures on the certificate may be by facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation, and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent, or registrar at the date of issue. All certificates shall include written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

6.3	Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4	Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged, or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law.”

6.5	Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his, her, or its legal representative, who shall furnish proper evidence of authority to transfer, or by his, her, or its attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6	Lost or Destroyed Certificates

In the case of a lost, stolen, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

6.7	Shares of Another Corporation

Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Board may determine or, in the absence of such determination, by the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation.

6.8	Registered Stockholders

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 7 BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board, and such other records as may be necessary or advisable.

SECTION 8 ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year; provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9 SEAL

The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

SECTION 10 INDEMNIFICATION

10.1	Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including as a witness) in any actual, threatened, pending, or completed litigation, claim, dispute, investigation, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee, or agent of, or in an executive, management, or observer role with respect to, another corporation or of a partnership, non-profit, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a Director or officer or in any other capacity while serving as such a Director or officer, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the DGCL or by other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts incurred or suffered by such indemnitee in connection therewith, arising out of or relating to any action or omission of such indemnitee; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by such indemnitee or the corporation in a proceeding initiated by such indemnitee) only if such proceeding (or part thereof) was (i) authorized or ratified by the Board, (ii) such indemnification is expressly required to be made by law, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection 10.2. The corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding to which an indemnitee is a party (and in respect of which indemnification could be sought by such indemnitee), unless such settlement, compromise or consent includes an unconditional release of such indemnitee from all liability arising out of such proceeding and does not contain an admission of fault or wrongdoing or such indemnitee otherwise consents. The corporation shall cooperate in the defense of any such proceeding; provided, however, that the corporation shall not be liable for any settlement effected without the corporation’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed). To the fullest extent permitted by applicable laws, the corporation shall pay, within fifteen (15) days after receipt by the corporation of a written request by an indemnitee or its representative, all costs and expenses of such indemnitee in connection with matters for which such indemnitee is eligible to be indemnified pursuant to this Section 10 in advance of the final disposition of any such proceeding (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise. The right to indemnification conferred in this subsection 10.1 shall be a contract right.

10.2	Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be within 15 days of a written request by indemnitee, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3	Nonexclusivity of Rights

The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or these Bylaws, or otherwise. Notwithstanding any amendment to or repeal of this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.4	Insurance, Contracts, and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of the corporation or another corporation, partnership, non-profit, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee, or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest, or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10. In the event of any conflict or inconsistency between any such agreement and the provisions of this Section 10, the provisions of such agreement, to the extent providing additional indemnification rights to the indemnitee, shall control; provided that the stockholders of the corporation (including any predecessors of the corporation) have approved the form of such agreement.

10.5	Indemnification of Employees and Agents of the Corporation

The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation, including employees or agents serving at the request of the corporation as a Director, officer, employee, or agent of, or in an executive, management, or observer role with respect to, another corporation or of a partnership, non-profit, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

10.6	Persons Serving Other Entities

Any person who is or was a Director, officer, employee, contractor, or agent of the corporation who is or was appointed, elected, or designated by the corporation to serve (a) as a Director or officer of another corporation of which any of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, non-profit, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has an ownership interest shall be deemed to be so serving at the request of the corporation and entitled to indemnification, advancement of expenses and other rights to the same extent as a Director or officer of the corporation under this Section 10.

10.7	Survival of Rights

The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director or officer, or has ceased to serve in any other capacity that the Director or officer held at the request of the corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.8	Savings Clause

If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each indemnitee to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each indemnitee to the fullest extent under any other applicable law.

10.9	Certain Definitions

For the purposes of this Bylaw, the following definitions shall apply:

(i)	The term the “corporation” shall include the resulting or surviving corporation from a merger.

(ii)

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “proper in the circumstances” as referred to in this section.

SECTION 11 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, the term “including” means “including but not limited to,” and the term “person” includes a corporation, limited liability company, trust, partnership, non-profit, joint venture, or other entity, and a natural person.

SECTION 12 AMENDMENTS OR REPEAL

These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, at any regular or special meeting of (a) the stockholders, by a vote of the stockholders owning a majority of the shares and entitled to vote thereat, or (b) the Board (if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting), by a majority vote of the Directors present at the meeting at which a quorum is present, but no such alteration, amendment, or repeal, nor any new Bylaw so adopted, by the Board shall be inconsistent with or contrary to the provision of any such alteration, amendment, or repeal, or new Bylaw so adopted, by the stockholders.

Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment to or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

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